UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 27, 2004



Commission      Registrant; State of Incorporation;      I.R.S. Employer
File Number      Address; and Telephone Number          Identification No.
-----------     -----------------------------------     ------------------

333-21011        FIRSTENERGY CORP.                          34-1843785
                 (An Ohio Corporation)
                 76 South Main Street
                 Akron, Ohio  44308
                 Telephone (800)736-3402





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Item 5.  Other Events

           On July 27, 2004, FirstEnergy Corp. issued a press release announcing that it has reached an agreement that resolves all pending securities and derivative lawsuits filed against the Company and certain of its officers and directors. The lawsuits alleged violations of federal securities laws and related state laws in connection with events related to FirstEnergy, including the extended outage at the Davis-Besse Nuclear Power Station; the August 14, 2003, regional power outage; and financial restatements related to changed accounting treatments for transition assets being recovered in Ohio.

           The settlement agreement, which does not constitute any admission of wrongdoing and is subject to court approval, provides for a total settlement payment of $89.9 million. Of that amount, the Company's insurance carriers will pay $71.92 million, based on a contractual pre-allocation, and the Company will pay $17.98 million, which will result in a charge against FirstEnergy's second quarter earnings of $0.03 per share of common stock.

           The federal securities cases were consolidated into a single action, as were the federal derivative cases. Those actions are pending in federal court in Akron. Two state court derivative cases also are pending. The settlements are subject to final court approval. A copy of the press release is attached as
Exhibit 99 hereto and is incorporated by reference.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.         Description
-----------         -----------
   99               Press Release issued by FirstEnergy Corp., dated
                    July 27, 2004




Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and the outcome of governmental investigations (including revocation of necessary licenses or operating permits), availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits of strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003, regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, the final outcome in the proceeding related to FirstEnergy's Application related to its Rate Stabilization Plan, the risks and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.


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                                    SIGNATURE



           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



July 27, 2004



                                           FIRSTENERGY CORP.
                                               Registrant





                                        /s/  Harvey L. Wagner
                               -----------------------------------------------
                                             Harvey L. Wagner
                                         Vice President, Controller
                                        and Chief Accounting Officer



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